UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

EDGEN GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3860801
(State of Incorporation)	(I.R.S. Employer Identification No.)

18444 Highland Road Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-178790

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

Edgen Group Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A Common Stock, par value $0.0001 per share (the “Common Stock”), to be registered hereunder, contained under the heading “Description of our capital stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-178790), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 17, 2012	Edgen Group Inc.

	By:	/S/ DANIEL J. O’LEARY
Daniel J. O’Leary
President and Chief Executive Officer